Exhibit 23
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                   [Letterhead of PricewaterhouseCoopers LLP]



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-74164) and on Form S-8 (No. 333-67752) of Maxcor Financial Group Inc. of our report dated March 21, 2003 relating to the consolidated financial statements of Maxcor Financial Group Inc., which appears in Maxcor Financial Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

New York, NY
March 28, 2003